                 CalPX Business Process Outsource
               Confidential Draft for Discussion Only

Content of the LOI:

         1. CalPX will outsource all of its Trading, Scheduling and Settlements business processes to Perot Systems starting on 2/16/2001 and for 3 months - Trading services will be provided only outside California or as an outsource of ISO business. [We should try to get the right to use the IP everywhere without restriction as a way to try to mitigate our damages.1

         2. Perot Systems will hire CalPX's key Trading, Scheduling and Settlements and Marketing staff as of 2/16/2001 to run the operation.

         3. During the transition period Perot Systems will start the process of creating the ScheduleCo to start operation in lieu of CalPX by the end of the outsource period.

         4. CalPX will put the retention payment for all transitioned staff in an escrow account. Transitioned people will receive their retention payment only after the outsource period is complete (May 15, 2001) only if they chose to leave the ScheduleCO. If they choose to stay with ScheduleCo, they will forfeit their retention package but will be offered ownership in ScheduleCo. [I think that this issue is too complicated to put in place on a short time frame. We should agree to consider it, but allow ourselves the flexibility to offer either PSC equity or ScheduleCo equity.1] If ScheduleCo chooses not to open for operations, all transitioned employees will receive their retention payments as they leave. All remaining retention payments will be returned to CalPX.

         5. During outsource period, CalPX will directly pay for services, fees and licenses from all other vendors including OMT, MCI, HP, others. After the outsource period, CalPX will remain responsible for all liabilities to such vendors which ScheduleCo may choose or not choose to work with. [If CalPX defaults in its obligations to these vendors, how will this impact our ability to offer services through ScheduleCo? In bankruptcy, CalPX can reject their contracts which will allow them to cease providing services. We need to be especially concerned about OMT and other providers of IP that we need to operate.1]

         6. CalPX will collect admin fees from its participants and keeps it to supplement it cash reserves or to pay for the services of the other vendors. [When CalPX goes under, how do we get paid? We need to address the issue of contracts directly with CalPX customers. Are we just buying time?]

         7. Perot will make systems modifications needed for operation in the California market at its own expense.

         8. CalPX unconditionally and without restrictions releases of all of its IP rights and hardware to Perot Systems. [We should ask for "assignment of all IP rights and hardware" rather than release. Also. specifically mention release of the competition restriction. After all. why does CalPX need the restriction any longer when they've "made the decision" to abandon the business?]

         9. CalPX will make payments to Perot Systems for all IT services performed prior to 2/15/2001 on 2/16/2001. [Good, although this may be a preference payment subject to recovery.1]

         10. CalPX will make payment to Perot Systems for all business process and FT services for the three months outsource period on 2/16/2001 (in advance) and Perot Systems will commit to services. fGood. Payment for new services may not be a preference subject to recovery.l

         11. Upon receiving payment on 2/16/2001, Perot Systems will forgo all termination claims against CalPX. [Are we saying just the early termination fee, or ALL claims for breach, including future revenue? I would encourage you not to waive our claims until such time as we've secured contracts with the ultimate customers. 1

Value to CalPX:

         1. Continue to provide service at reduced cost - will run the operation with reduced staff and cost

         2. Save capital - retentions funds may not be used and its biggest creditor will forgo its claim

         3. Avoid conflict with FERC and other regulatory bodies [Will ScheduleCo become subject to FERC regulation?]

         4.       Avoid potential legal hassle with courts for execs

Value to PSC:

         1.       Launch new business

         2.       Win key influences

         3.       Insure three months of revenue

Value to Public:

         1.       Proven and workable solution and transition

         2.       Most economical solution to the marketplace

         3.       Major flexibility to lOUs and state regulators

         4.       FERC saves face

                        ACTIONS

John Dowsett --> 1. Education process --> process diagrams
Tony Robson  --> 2. Conceptual overview --> of 3 market
             --> 3. Recap [ILLEGIBLE] process for designing the market!
             --> 4. Goals - objectives   A + B profitability
             --> 5. Valve propositions                                  A/Sales
             --> 6. Term sheet

                             SETTLEMENTS & CLEARING
                                    CONCEPT


                                [GRAPH OMITTED]

                                    APRIL 98
                                    OVERVIEW



                                                                PEROTSYSTEMS(TM)

                 MARKET AND SERVICE OVERVIEW - Market Structure

           Manufacture Product - Manage Purchase & Sale of Product -
                           Manage Grid Ops & Delivery

            Manage Distribution Ops & Delivery - Admin & Management




                               [GRAPHIC OMITTED]


                                                                PEROTSYSTEMS(TM)